Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Patrick F. Williams STAAR Surgical Company - CFO

Thomas G. Frinzi STAAR Surgical Company - President, CEO & Chairman

C O N F E R E N C E C A L L P A R T I C I P A N T S

AnthonyCharlesPetroneMizuhoSecuritiesUSALLC,ResearchDivision-MD&SeniorMedicalDevices,DiagnosticsandTherapeuticsEquityResearchAnalyst

George Stone Sellers Stephens Inc., Research Division - Research Analyst

John Edward Young Canaccord Genuity Corp., Research Division - Associate

Malgorzata Maria Kaczor Andrew William Blair & Company L.L.C., Research Division - Partner & Research Analyst

Steven Michael Lichtman Oppenheimer & Co. Inc., Research Division - MD & Senior Analyst

Xuyang Li Jefferies LLC, Research Division - Equity Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical Third Quarter Financial Results Conference Call. During today's presentation, all parties will be in listen-only mode (Operator Instructions) This call is being recorded today, Wednesday, November 1, 2023. At this time, I would like to turn the conference over to Mr. Brian Moore, Vice President, Investor Relations and Corporate Development for STAAR Surgical.

Brian Moore - STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Thank you, operator, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call this afternoon to discuss the company's financial results for the third quarter ended September 29, 2023.

On the call today are Tom Frinzi, President and Chief Executive Officer; and Patrick Williams, Chief Financial Officer. The press release of our third quarter results was issued just after 4:00 p.m. Eastern Time and is now available on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the safe harbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required by law, STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to be so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income, adjusted income for ICL, the corresponding adjusted earnings per share and sales in constant currency. We believe that these non-GAAP and adjusted numbers provide meaningful supplemental information and are helpful in assessing our historic and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's press release. For brevity, all references to growth rates on today's call refer to year-over-year growth unless otherwise stated. Earnings Call

1

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Following our prepared remarks, we will open the line to questions from publishing analysts. We ask analysts limit themselves to 2 initial questions, then re-queue with any follow-ups. Finally, we intend to use our website as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the Investor Relations section. Accordingly, investors should monitor our investor website in addition to following our press releases, SEC filings and public conference calls and webcast.

And with that, I would now like to turn the call over to Tom Frinzi, President and CEO of STAAR.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Thank you, Brian. Good afternoon, everyone, and thank you for joining us on today's call. For the third quarter, we achieved net sales of $80.3 million and ICL sales growth of 13%, which was consistent with the outlook we provided on our last earnings call, despite a declining market for refractive peers. We are also reporting another quarter of positive earnings for STAAR, which puts us on track in 2023 for our sixth straight year of double-digit ICL sales growth and GAAP earnings profitability. We're also on the path to deliver 15% to 20% compound annual growth over the next 3 years. The combination of high growth and profitability is a rarity for medtech companies our size.

We continue to engage our surgeon customers and prospects, raise ICL consumer awareness and make progress on the initiatives I spoke to you about on our last earnings call and at our recent Investor Day. As you will have seen in our earnings release, we now expect to come in at the low end of our previously provided fiscal 2023 outlook for ICL sales of $320 million to $325 million due to macroeconomic weakness in certain regions and potential disruption to our sales in the Middle East. The Middle East represents sales of approximately $2 million in the fourth quarter.

Returning to our financial results. For the third quarter of 2023, ICL units globally were up 14% and global ICL sales of $81.1 million were up 13% as reported and 13% in constant currency. By region, APAC ICL sales were up 13%. EMEA ICL sales were up 14%. And in the Americas region, ICL sales were up 5%. India, which overtook China earlier this year as the world's most populous country was a standout market for us in the third quarter. Currently, India represents less than 3% of our global ICL sales, but it is a market where we are making investments in both resources and distribution and one which we believe represents an attractive opportunity for our future growth. In Europe, where the refractive market is down, our 2 largest markets, Spain and Germany grew 9% and 8%, respectively.

Turning to the 2 largest refractive markets. In China, ICL sales grew 14% in the third quarter. We remain confident in our long-term growth prospects in China bolstered by comments at our Investor Day from our largest customers Chief Medicine Officer that EVO ICL has a long runway for growth. Recent actions by the Chinese government, including additional (inaudible) should support consumer demand as well. In the U.S., Refractive Surgery Council reports that industry procedure volumes declined 15% in the third quarter, continuing an 8-quarter negative trend. Our ICL sales in the U.S. grew ahead of the market, up 6% in the third quarter. EVO ICL was launched in the U.S. in the second quarter of 2022. On an apples-to-apples basis, U.S. EVO ICL sales growth totaled 13% for Q2 and Q3 2023 compared to a 15% decline in refracted industry procedures for that same period. Year-to-date, industry procedures are down 13 per se. All told, we are achieving solid growth despite a less certain economic and geopolitical environment. The pace of our growth is well ahead of the industry due to our market-building initiatives, including elevating ICL awareness, and we are taking share as a result of our best-in-class lens-based technology and its benefits, including removability, no dry eye syndrome, and excellent night vision that ICL surgeons and their patients tell us they greatly value.

I talked to you on our last earnings call about my current state assessment of our business and the actions we have been taking to accelerate EVO adoption. We shared more details in September at our Investor Day. And today, I am pleased to report additional progress. First, with respect to making our company even easier to do business with, we are in the final stages of developing the EVO standard, which is a comprehensive set of enhanced training, education, and practice development tools and processes that we will use to support our surgeon customers and their staff. We are also supporting several investigator-initiated studies designed to increase surgeon comfort and confidence in measurement and lens size selection. The first study is nearing completion, and we anticipate the study will be published in a peer-reviewed journal in the first quarter of 2024. Second, we are introducing and advancing new and novel products. We received 510(k) clearance from FDA in late September for the (inaudible) single-use injector for our EVO family of lenses in the U.S. The new customized user loaded injector for EVO is designed to increase ease of use and efficiency. We are introducing this delivery device to a subset of surgeon customers through the end of the year and anticipate making it more broadly available in the U.S. and other markets beginning in 2024.

2

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Turning to our extended depth of focus lens, EVO Viva, for the early presbyopia with myopia ages 45 to 55. We are expanding the rollout of the product following the Annual Meeting of the European Society of Cataract and Refractive Surgeons in September. We have identified protocols to assist with surgeon and patient satisfaction, and we are supporting our Viva surgeons to help set proper patient selection, expectations and outcomes. Third, we are leveraging new analytic tools implemented in 2023. In conjunction with our new organizational structure and leadership in the U.S., we have segmented our U.S. customers and identified one group we were calling U.S. Highway 93. U.S. Highway 93 is a group of 93 U.S. practices, approximately 20% of our total practices and 50% of our U.S. sales that have favorable parameters for EVO adoption and where we will focus our efforts on driving growth through tailored programs. One early example of our success is a new alliance agreement with a multicenter practice in the Southeast. We signed the agreement in September, and the customer is moving quickly down the diopter curve with utilization of lower diopter lenses between minus 3 diopters and minus 6 diopters up 300% compared to his prior year-to-date utilization and also compared to all customers in the U.S. The alliance agreement offers attractive pricing and support to the customer while maintaining solid gross margins for STAAR. U.S. Highway 93 is consistent with our stated goal of going deeper with our existing customer base, alliance agreements with other U.S. Highway 93 customers are in process.

And finally, we launched the patient call center partnership linked to our Doctor Finder in 2 cities in October. The call center is intended for surgeon referral and EVO patient education. Today, we expanded our call center to several additional cities, including Los Angeles, Chicago and Boston. While still in the early stages, we have a lot of enthusiasm around our ability to answer patient questions and create a closed loop process for our Doc Finder website aimed at increasing the return on our sales and marketing investments. Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Thank you, Tom, and good afternoon, everyone. As a reminder, all of my references to growth and comparisons will refer to year-over-year growth relative to the prior year period, unless otherwise stated. Also, please note that we have provided a geographic sales table with today's press release to match the 3 major regions we showed during our September Investor Day and also provide key country breakout of our ICL business. Total net sales for Q3 2023 were $80.3 million, up 6% compared to net sales of $76.1 million a year ago. The increase in net sales was attributable to a $9.1 million or 13% increase in ICL sales, which was mostly offset by a $4.9 million decrease in other product sales. We are nearing completion of the previously announced exiting of our low-margin noncore other products Cataract IOL business. Gross profit for Q3 2023 was $63.6 million or 79.2% of net sales compared to gross profit of $60.5 million or 79.5% of net sales a year ago and $70.7 million or 76.6% of net sales for Q2 2023. The 30 basis point decrease in gross margin as compared to Q3 2022 is primarily due to increased sales return reserves and period costs associated with manufacturing projects, partially offset by product and geographic sales mix. The 260 basis point sequential increase in gross margin from the second quarter is due to an other products Cataract IOL reserve that did not recur in the third quarter. Normalizing our Q2 2023 gross margin results in a 60 basis point decrease sequentially for the third quarter, which is related to geographic and product mix. We continue to expect gross margin will be approximately 79% for Q4 and approximately 78% for the full year.

Moving down the income statement. Total operating expenses for Q3 2023 were $57.3 million, up from $46.8 million in the year ago quarter and down sequentially from $62.1 million in Q2 2023. The components of total operating expenses were as follows: G&A expense for Q3 2023 was $19.3 million compared to $14 million a year ago and $18.1 million for Q2 2023. The year-over-year increase in G&A is due to increased compensation-related expenses, outside services and facility costs as we position the company for future growth. For fiscal 2023, we continue to expect G&A expense will be approximately $19 million in the fourth quarter.

Selling and marketing expense was $26.6 million for Q3 2023, up from $23.1 million a year ago and down from $32.3 million in Q2 2023. The increase in selling and marketing expense for the prior year was due to increased advertising and promotional expenses and compensation-related expenses, partially offset by lower trade show costs. The sequential decrease in selling and marketing expense was due to decreased marketing, promotion and advertising expenses, trade shows and meetings and timing. We now expect approximately $1.5 million of expense will shift to Q4 due to timing of investments, resulting in approximately $28.5 million of selling and marketing expense in Q4. Research and development expense was $11.5 million in Q3 2023 compared to $9.6 million a year ago and $11.8 million for Q2 2023. The year-over-year increase in R&D is due to increased compensation-related expenses and U.S. EVO post-approval clinical trial expenses associated with the 3-year study. For Q4, we continue to expect R&D expense will be approximately $12 million. Operating income in Q3 2023 was $6.3 million or 7.8% of net sales as compared to $13.7 million or 18% of net sales for Q3 2022.

3

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

For fiscal year 2023, we continue to expect operating margin will be approximately 5%, and we anticipate expanding operating margins in future years while continuing to make investments across the business in order to support the 15% to 20% 3-year sales CAGR outlined at our Vision 2026 Investor Day in September. Net income in Q3 2023 was $4.8 million or $0.10 per diluted share compared to net income of $10.3 million or $0.21 per share in Q3 2022. On a non-GAAP basis, adjusted net income for Q3 2023 was $15 million or $0.30 per diluted share compared to adjusted net income of $18.1 million or $0.37 per diluted share in Q3 2022. A table reconciling the GAAP information to the non-GAAP information is included in today's financial release. We continue to expect our effective tax rate will be approximately 35% in Q4, subject to no significant change in our valuation allowance.

Turning now to our balance sheet. Our cash, cash equivalents and investments available for sale as of September 29, 2023, totaled $201.7 million as compared to $225.5 million at the end of the fourth quarter of 2022. The decrease in overall cash is due to the timing of accounts receivable. Based on current forecasted payments, we do expect our AR balance to move down by year-end to our Q2 2023 levels and even further down in Q1 2024. We invested $9.2 million in CapEx during the third quarter and $15.1 million total year-to-date through the end of the third quarter. We now expect full year fiscal 2023 CapEx will be approximately $21 million, down from our previous $26 million estimate due to manufacturing projects, which will move into 2024.

As Tom said, due to the economic environment in certain geographies and recent world events, we now expect to be at the low end of our previously announced revenue range, which would result in net sales of approximately $74 million in the fourth quarter. One additional item. On October 25, we began a voluntary recall of approximately 300 EVO and EVO+ lenses distributed in the U.S. beginning of September 2022, with a measurement deviating plus or minus half a diopter from the ad labeled power. We have identified and fixed the problem, and we do not expect any material operational costs related to this matter. STAAR will be attending the Stephens Conference on November 16 in Nashville and BTIG's virtual Ophthalmology Day on November 27. We will also be conducting in-person investor meetings in New York, Boston and Hong Kong with Mizuho, William Blair and Jefferies respectively, in November and December. Tom?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Thank you, Patrick. 10 months in the Chair of Chief Executive Officer, I can tell you the world has changed. The war in Europe continues. Inflation and higher interest rates are exacerbating broad economic challenges and now a new war and our refractive industry has not been immune, yet STAAR continues to grow. We continue to take market share, grow the overall refractive market and generate earnings and cash. As I mentioned before, our technology is without peer and our opportunity remains large. The epidemic of myopia that impacts more than 2 million people globally. Today, our growth opportunity is led by China, the largest market in the world for refractive procedures and other APAC geographies. But as we look to the future, we see many other markets representing a more meaningful contribution to our growth. Our vision remains to become the first choice for those doctors and patients seeking visual freedom and I am confident with our growing momentum, we will achieve that vision. This concludes our prepared remarks. Operator, we are now ready to take questions.

Q U E S T I O N S A N D A N S W E R S

Operator

Thank you, ladies and gentlemen. We will now begin the question-and-answer session. (Operator Instructions) Your first question comes from Anthony Petrone from Mizuho.

Anthony Charles Petrone - Mizuho Securities USA LLC, Research Division - MD & Senior Medical Devices, Diagnostics and Therapeutics Equity Research Analyst

Maybe Tom, I'll start off with just a commentary on geographic weakness when you think of the major regions, the Americas, EMEA and APAC, how should we be thinking about that across the geographies? And is there any geography in particular where you're seeing more early pressures here just as it relates to economy? And then I'll have a couple of follow-ups. Thanks.

4

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes, sure. Thanks, Anthony. Good to hear from you. Again, we had a solid quarter. I think we continue to grow in the Asia Pacific regions. China was solid, India had a very good quarter, other Asia Pacific geographies were favorable. As I mentioned in the prepared remarks, in Europe, certainly our 2 biggest direct markets, Spain and Germany had good quarters. And in the U.S., despite a continued declining refractive market, we showed good growth. But again, we're mindful of what we read in the newspapers as you do as well. And we're constantly monitoring those factors and keeping our air to the ground with our people in all those markets globally.

Anthony Charles Petrone - Mizuho Securities USA LLC, Research Division - MD & Senior Medical Devices, Diagnostics and Therapeutics Equity Research Analyst

That's helpful. And maybe just a quick one on China. There's a lot on the anticorruption campaign. It doesn't seem like there was any notable impact in the quarter. And when you think about where that's really being focused, it seems like it's more hospital based and I'm not sure your largest customer, Iyer has any exposure there. But can you just speak to the dynamics on China anticorruption and how that relates to ICL volumes? And I'll leave it at that and hop back in queue. Thanks again.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Sure, Anthony. Thank you for the question. And again, just as you stated, we agree. It is predominantly geared towards the public hospital system versus the private hospital system. The majority of our business, close to 80% is on the private side, 20% to 25% on the public side. But we're constantly monitoring that situation. To date, it really hasn't been material, but we're keeping close tabs on it.

Operator

Thank you. Your next question comes from Mr. Xuyang Li.

Xuyang Li - Jefferies LLC, Research Division - Equity Analyst

I guess, to start maybe just on the U.S., you highlighted U.S. Highway 93- and then give an example on the multicenter practice alliance. I guess I'm wondering how big is that practice? What's driving the move down the diopter curve to minus 3 and minus 6? Is it patient demand? Or are they getting better at selling the procedure to patients? Maybe you can talk a little bit about the economic arrangements offered and as you'd be expanding that to other U.S. practices?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Sure. Yang, again, thank you for the question. The practice we referenced is a big multi-location cataract practice based in the Southeast part of the country. They do a lot of cataract surgery. They do a lot of corneal based refractive surgery and certainly have a very nice growing lens-based refractive surgery practice. I think in terms of what's driving the move down the diopter curve, it's a little bit of both of what you mentioned. We certainly continue to increase consumer awareness through our investments in terms of digital marketing. But I also think internally, the practice has done enough procedures that their confidence level is extremely high, and they've made an absolute commitment that anyone minus 3 and above, that falls within our treatment range. EVO is going to be part of that discussion. And I think as consumers hear more and more about the benefits of EVO ICL surgery, they're opting for it versus laser-based vision correction.

5

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And just to add to the last part, I would say that we did know that this specific practice has made the price of LASIK that they offer in their practice or EVO as well a little bit more on parity. We still start charging a slight premium, but certainly down from prior maybe 6 to 9 months ago when we was charging for EVO.

Xuyang Li - Jefferies LLC, Research Division - Equity Analyst

Thank you. It's very helpful. Maybe to follow up or a second question on the China business. I wanted to hear a little bit more detail on the strength and the resilience of the consumer there. We see some of the same headlines that you do on the macro data, luxury sales, et cetera. But what are you seeing from Tier 1, Tier 2 cities versus some of the lower-tier cities? What are you seeing from some of your larger customers?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Sure, Yang. Let me take a stab at it and certainly, Patrick can add any color he would like. I think, again, we're certainly monitoring the macroeconomic environment closely. We read the same newspapers you read. So I think our year is certainly to the ground as well as talking to our people as we do on a routine basis. But I will tell you, certainly, in the Tier 1, Tier 2 cities, we're very pleased with end market sales. They continue to be strong in the month of October. And on a year-over-year basis, we expect to deliver certainly north of 25% growth for Q4 sales in China. So we have to be mindful of the trends, but we certainly like what we hear and like what we continue to see in market.

Operator

Thank you. Your next question comes from David Saxon of Needham.

Unidentified Analyst

This is Joseph on for David. Maybe moving to operating margin. Could you maybe discuss some of the cadence improvement that you guys are expecting through 2026 to get to that 12% to 16% range? Maybe how much of that is leveraging from increased revenues versus maybe moderating some of the commercial investments?

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. This is Patrick, of course. As we outlined on our IR Day and the deck is still on the website, so people can certainly reference that. We did talk about a pretty good expansion up to 1,000 basis points over time. So we said we would hit 12% to 16% in 2026. One should expect that as revenue goes, operating margin expansion will go. So we talked about a 15% to 20% CAGR. As a reminder, what we said in the IR Day hopes today. We expect the growth as we move from 25 to 26 years will certainly be higher than probably in the near years of 23% to 24%, 24% to 25%. And that has a lot to do with all the initiatives we're putting in place, the structures that we're putting in place and just getting more traction as we move down the diopter curve and increase our brand awareness as we get the practices set up. So we're confident about the expansion in the operating margin. It just comes down to where do we want to continue to make investments to build out what we see as a strong franchise and really take more and more market share and eventually build the overall market as well.

Unidentified Analyst

Okay. Great. And then just one more from us. I just package it into one. Could you maybe discuss some of the progress you guys have made on getting the delivery times down? I guess, how big of an issue is that for adoption in the U.S. currently? Just maybe on the sales force in the U.S. Are you guys happy with the current size? Or are you looking to more to add more people in the sales force? I don't know if you mentioned that in the comments. I might have missed that.

6

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

No. I think certainly, from an ability to meet the demand of the customer in terms of timing of product., inventory levels or such, yields are up. And we certainly are meeting most orders right from inventory. And then in terms of customizing particularly on the Toric side, we're within a 6-week period of time, which is our stated goal, and that's always improving. Relative to what we're doing in the U.S. from a structure point of view, Warren Foust, our Chief Operating Officer, is taking much more of an active involvement with our U.S. team as we certainly implemented across the U.S. Highway 93 initiative. And I think keeping his here to the ground and bringing his wealth is experience and leadership will only help as we continue to gain momentum in the second biggest refractive market in the world.

Operator

Thanks. Your next question comes from John Young from Canaccord.

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

I just want to start on the U.S. Highway 93. I'm curious about this program, and maybe some of the comments that you made during the Q&A about being able to offset one practices offering the ones that near parity to LASIK. Are you discounting the lens as part of Route 93 or as a part of the co-marketing initiative? And how should we think about long-term AST specific to the United States? Thanks.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. John, how are you, first of all, how's your vision?

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

It's great.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Good. I always want to check in to make sure that EVO is performing as it should. But yes, specific to your question, as part of the alliance agreement and the volume commitment that a surgeon in that practice give us, there is some erosion of price, but it's relatively within expectations. And I think, again, it cuts both ways, right? We give a little bit on price. They give a little bit on what the consumer is paying and the combination thereof, given our strong balance sheet and no debt and the cash we generate, we're in a position to be a little bit more flexible to drive growth.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And remember, John, at the Investor Day, we outlined our Vision 2026 we provided a full P&L on the gross margin. I specifically addressed the fact that we would still stay at about 81% for all 3 years, which gives us a little bit of leeway wiggle room to be aggressive if we need to, but more importantly, to make sure, as Tom said, we're giving a little there, given a little. And so we did contemplate in our numbers currently and in our future numbers as well.

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

Okay. That's great. Thank you. And then just for a follow-up, too. The sales and marketing expense being down a lot quarter-over-quarter. I heard you talk about just pulling back on the digital ad. But is this part of the macro concerns to that you'll be pulling back more here? And maybe you could just

7

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

outline to when you came about the macro environment, and I appreciate the information you gave in the United States about the overall procedure volumes continue to decline. In the past, you've talked about macro concerns being primarily in Europe. Do you think you're going to see some impact now here in the United States, too? Thanks again for taking the question.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. Look, there's a couple of things there. Certainly, in Europe, we've talked about the refractive markets being down. We are seeing it in the U.S. Tom outlined that in his call. We're in mid-teens when you look at year-to-date. We're starting to see that in even areas outside of China, which continues to grow, but is down overall from a refractive, I would say, from this year compared to last year. With that said, we're being very mindful about where we make our investments. We did have a step down in Q3. Some of that was timing, which we pushed into Q4. But at this point, we're not reducing, I would say, notably, anything related to macro issues we're seeing out there because we are still growing, as Tom outlined during the call. So as long as we're seeing the growth, we're seeing the good return will continue to grow. I think the big thing for us is as we get things in place, where can we start putting more investment into areas in order to drive further adoption, whether it is in the U.S. or certainly outside areas of the U.S.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Patrick, I would only add, John, I think we've gotten smarter about how we're investing, and we're going to invest dollars where we think they're going to be rewarded the most. And that's what's happening.

John Edward Young - Canaccord Genuity Corp., Research Division - Associate

Got it. Thanks. And then if I could sneak in one last one here. I may have missed the Patrick, but did you reiterate the $18 million in U.S. sales for this year for guidance?

Patrick F. Williams - STAAR Surgical Company - CFO

We didn't, but we're essentially on the same track that we've been on. So we reported obviously a little north of $4 million again. So I think at this point, we didn't reiterate it. That's a good catch. But we're on the, what I would call the steady state of around the $4 million. We might do a little north of that as we go into Q4. But we're thinking about that as we contemplate 2024 and beyond. But I think consistent with what Tom has said and what we have said, the U.S. is going to be a little bit of a slow-go in the short term here until we move into 2024. And we think we'll achieve more meaningful acceleration as we move into the second half of 2024.

Operator

Thank you. Your next question comes from George Sellers of Stephens.

George Stone Sellers - Stephens Inc., Research Division - Research Analyst

Hey, good afternoon, and thanks for taking the question. Maybe to follow up a little bit on the Highway 93 customer base. I'm just curious how many of those customers have an office-based surgical suite? And is that an important factor when you're thinking about which physicians you're targeting?

8

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. George, thanks for the question. I think between both office-based surgery suite and a physician-owned ASC, I think it's a little north of 50% of the 93 fall into a setting of care that's extremely favorable.

George Stone Sellers - Stephens Inc., Research Division - Research Analyst

Okay. That's helpful. And then thinking about the geographic breakdown. A lot of the non-U.S. and China geographies are what really outpaced our expectations in the quarter. And you touched on Spain and Germany and India, but I'm just curious if you could give us a little bit more color on some of the maybe economic reasons for what was driving strength in some of those markets and then the sustainability of that strength into fourth quarter and into 2024 as well?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Well, as we said at our Investor Day, beyond China, we thought there were markets that we're poised for growth, and we're starting to see that India being a great example. Again, it's a small base. But given the population there and the need, we see India growing. Also in smaller markets in the Asia Pacific region, like Vietnam, like Malaysia, have all been showing consistent growth as we wind down 2023, and we think that will continue into 2024. Certainly, the initiatives we're doing in the U.S., we've said will take time, but we believe and Patrick just reiterated, I think we'll start seeing some real inflection in the back half of '24, leading into '25. Europe, certainly, our hybrid markets like France and Italy, Benelux continue to show consistent double-digit growth, so we're very pleased and really we're very encouraged to see Spain and Germany have the quarters they had. And I think Europe is poised to fight through the economic advantage or disadvantages they're facing. And in spite of that, producing reasonably good numbers, which sets us up for a solid 24% and beyond.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And we provided the additional table, which I think everyone will appreciate and break out ICL, especially to show how Japan is doing. We still have some FX headwinds there. And we are showing revenue growth. But on a unit standpoint, they still continue to deliver very well. As many of you are aware, the yen is an all-time weakness over the last 30-plus years here compared to the U.S. dollar. And then consistently in terms of macroeconomic headwinds, Korea once again had what we would call not quite as a strong quarter. We outlined that in the table as well. It's flattish, up 1% year-over-year. And that's consistent with what we talked about on our Q2 call when we did bring the numbers slightly down, notably for Korea when we pointed out in Asia Pacific. But everything else, Tom said or things are going pretty well there, and we're feeling optimistic about some of those other areas at this point.

Operator

Thank you. Your next question comes from Margaret Kaczor Andrew of William Blair.

Malgorzata Maria Kaczor Andrew - William Blair & Company L.L.C., Research Division - Partner & Research Analyst

I just wanted to follow up first on market trends and some of the comments that you just made. It sounded like maybe you're not seeing enough of a weak macro environment correlating with your trends to take down guidance or rethink that. So I guess twofold questions within that. One, our market trends at this point stable, so they're down, but maybe not getting much worse. And then two, how should we think about correlation of you all to market trends? I know you're a smaller piece of the market, but if you look at the past, how correlate are you? Thanks.

9

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. Look, it's a fair question. And as we said, we're coming down on the low end of the guidance range that we said. So that would be about $74 million in Q4. We still believe, though, based on everything we're listening to and everything we're seeing out there, it's a bit early for us to start contemplating and talking about 2024. Clearly, we're taking market share. And I think what Tom outlined on his prepared comments is showing that even in light of a declining refractive market in many parts of the world, we are taking share or even making a growing share. So I don't want to be overly optimistic. At the same time, we want to make sure we see another 90 days here before we start talking about 2024. But it is pretty clear that there are some slowdowns that are happening out there, and we're being very mindful in trying to track those ice will have ultimately any sort of impact on our business.

Malgorzata Maria Kaczor Andrew - William Blair & Company L.L.C., Research Division - Partner & Research Analyst

Okay. And then, I guess moving to U.S. Highway 93. I'll maybe take a different crack at set the question here. I guess I'm trying to take and get an idea of what the peak potential sales of these practices can be as they move down that diopter. So can you double sales here if you really succeed within these practices and what does it mean for the practices? I don't know if you want to take it down a penetration route or capacity out with you bring new patients into the practice. But again, how are you able to think of ROI and potential revenue within these? Thanks.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Again, Margaret, this is Tom. And as we stated at our Investor Day in the 3-year CAGR, we saw the U.S. business going from high teens to roughly a $50 million franchise over that 3-year period of time. Certainly, Highway 93 is a step in that right direction as we have always said we needed to go deeper, not wider. And as we do that and we come down to diopter curve, the opportunity to grow the business at those rates is very real.

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. We talked about the U.S., (inaudible) addressed the question we got earlier because you guys asked the question. So as I said, we expect that we'll continue to see flattish growth in the U.S. sequentially here now until we move into the second half of 2024. At the same time, that doesn't take away from our conviction of that 30% to 50% CAGR that we specifically outlined for the U.S. and our Vision 2026. And as I said at the beginning, we do expect to see higher growth rates when we go throughout that 3-year CAGR, right? So as these initiatives take place, getting back to your question, Margaret, about adoption within those practices, as they begin to see a minus 3 walk in the door and think in their head, the first choice for them is EVO, that's where we start garnering a larger piece of the market share that they have within those individual practices, and that's it's really going to grow the business overall over the next 3 years.

Operator

Thank you. Your next question comes from Ryan Zimmerman of BTIG.

Unidentified Analyst

This is Izzy on for Ryan. Thanks for taking the question. So I heard your comments on the rollout of the initiatives from the Investor Day. I was just wondering if you could provide some any updates on what you guys have learned from the first month or so of operating the call center and if you've seen any tangible benefits from it so far?

10

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. Thanks for the question. Specifically, it is too early as we indicated to make some broad statements, but we've been very encouraged by the activity level. And quite frankly, within one of the markets, we generated 18 solid leads that we passed on to practices ready to convert. So it's encouraging, but it's way too early to make any determination of the real impact, but the enthusiasm and the activity level is certainly encouraging.

Patrick F. Williams - STAAR Surgical Company - CFO

And I think importantly, the practices, especially associated with the U.S. Highway 93 are on board with this. And that's always one of your concerns when you start doing a call center. But this is something that other companies have done, and we're seeing very good cooperation and partnership with our practices, and we expect that to continue.

Unidentified Analyst

Got it. Thank you. And then just transitioning a little bit over to China. So what are you guys seeing from a competitive standpoint right now? And is there anything that we should be looking out for, for 2024? Thanks for taking the question.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Sure. As we talked about at the Investor Day and I think it came up earlier in some conversations. iBright is a new technology that could come to the market in China. It's an acrylic base as opposed to a calmer based ICL, and we think that could gain approval mid to third quarter of 24%. But again, we think competition coming in is a positive, certainly, imitation being the highest form of flattery. And we certainly have first-mover advantage with well over 2 million implants sold around the world. And we also have a pricing and market segmentation ready to implement upon competition coming to the marketplace, but the real difference is the polymer material that we have pioneered, the biocompatibility of it, the performance of it from a quality of vision post-operatively gives us continued confidence that even with competition coming, we will maintain our first-mover advantage.

Operator, please take the next question.

Operator

Your next question comes from the line of Steve Lichtman.

Steven Michael Lichtman - Oppenheimer & Co. Inc., Research Division - MD & Senior Analyst

You mentioned expanding the rollout of Viva in Europe here post the September meeting. Can you talk a little bit more about what that could look like and what you see as the opportunity as you ramp that?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes, Steve, thanks for the question. Again, as I've stated before, I think it's important as a business for us to be in the presbyopia channel, if you will, even though we're talking about myopic patients that are suffering from presbyopia early in their stage, 45 to 55 years old. So as we met with a group of surgeons in Vienna at the most recent ESCRS meeting in September, we were encouraged by the feedback we received, and we're going to continue to work with a subset of surgeons certainly less than 100 in that marketplace as we continue to refine the positioning both externally and internally of the product. And I think over the coming 3-year horizon, the EVO Viva will play a role. We have yet to define how big of a role it will play.

11

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

Exhibit 99.1

NOVEMBER 01, 2023 / 8:30PM, STAA.OQ - Q3 2023 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. And as a reminder, we actually did not include any material presbyopia or Viva lens in our 3-year CAGR that we put out there at Investor Day.

Steven Michael Lichtman - Oppenheimer & Co. Inc., Research Division - MD & Senior Analyst

Okay. Got it. And then just back on the initiative in the U.S. where you're focusing on a subset of accounts. For those non-focused on accounts, I know you talked at Investor Day that they still will certainly get support. Are you seeing any -- is there any concern or about potential negative impact on that group as a result, potentially a little less focus? Are you building that into your assumptions for the next couple of quarters? What are you seeing so far initially there?

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Yes. No, I think we have built it into our assumptions. And again, I think we are structured in a way that we'll be able to maintain any type of new interest that comes beyond the 93. And again, as I said, the 93 in my prepared remarks represent a little over 50% of our volume in the U.S. So clearly, the remaining volume, we're going to manage through our current infrastructure as well as through our customer service organization.

Operator next question, please.

Unidentified Company Representative

Thomas, please give your closing remarks.

Thomas G. Frinzi - STAAR Surgical Company - President, CEO & Chairman

Well, thank you for joining our call today. We look forward to speaking with many of you in the coming days and weeks. Thank you, everyone.

D I S C L A I M E R
Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2023, Refinitiv. All Rights Reserved.

12

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2023 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.